SUBLICENSE AGREEMENT

        THIS SUBLICENSE AGREEMENT made as of December 31, 1993, by and between R & P Liquid Egg Technology Limited Partnership, a New Jersey limited partnership, (the "Licensor"), 1 Papetti Plaza, Elizabeth, New Jersey 07296, and Papetti's Hygrade Egg Products, Inc., a New Jersey corporation, (the "Licensee"), having a place of business at 1 Papetti Plaza, Elizabeth, New Jersey 07296.

                                   RECITALS:

        WHEREAS, Raztek Corporation ("Raztek"), having a place of business at 562 Weddell Drive, Suite 1, Sunnyvale, California 94089, is the owner of U.S. Patent No. 4,739,140 and of a disclosure document filed with the United States Patent and Trademark Office on July 3, 1989, entitled "Coagulation of Egg Whites and Yolk by Electro-heating," and has developed and owns various other technical information relating to the processing and/or treatment of eggs, the processing and/or treatment of foodstuffs generally, and/or the processing and/or treatment and/or development of non-food related products and processes;

         WHEREAS, Raztek has granted the Licensor (i) the exclusive U.S. license to make, have made, use, sell and/or sublicense technology applying Raztek's patent and know-how for liquid egg products and (ii) the nonexclusive right outside of the U. S. to make, have made, use, sell and/or sublicense Raztek's liquid egg technology; and

         WHEREAS, the Licensee and its affiliates desire to license the exclusive U.S. right possessed by the Licensor to make, use and sell Raztek's liquid egg technology;

        NOW THEREFORE, in consideration of the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


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Article I - Definitions

        Section 1.1. The term "Affiliates of Licensee" includes any subsidiary company in which the Licensee owns a controlling interest, provided that such subsidiary company agrees in writing to be bound by the terms of this Sublicense Agreement. The term "Affiliates of Licensee" also includes any corporation, partnership, joint venture, or limited liability company in which one or more of the owners of the Licensee singly or collectively own a controlling interest, provided that any such entity agrees in writing to be bound by the terms of this Sublicense Agreement. "Controlling interest" for purposes of this Section 1.1 means at least fifty percent (50%) ownership, or, if the entity is a corporation, such ownership as is sufficient to elect and/or appoint officers and members of the board of directors.

        Section 1.2. The term "Gross Income" means the gross income of the Licensee and the Affiliates of the Licensee less any credit actually given and less any charges for delivery.

        Section 1.3. The term "Licensee" means Papetti's Hygrade Egg Products, Inc., and any of its divisions.

        Section 1.4. The term "New Technology" shall have the same definition as set forth in Section 3.15 of the Partnership Agreement.

        Section 1.5. The term "Partnership Agreement" means the Agreement of Limited Partnership organizing the Licensor and dated as of the date of this Sublicense Agreement, pursuant to which the Licensor has acquired the exclusive U.S. and a nonexclusive worldwide license to make, use, sell, and sublicense the Raztek Liquid Egg Technology and the New Technology.

        Section 1.6. The term "Raztek Liquid Egg Technology" shall have the same definition as set forth in Section 3.19 of the Partnership Agreement.

                         Article II - Grant of License

        Section 2.1. The Licensor hereby grants to the Licensee and to the Affiliates of the Licensee the exclusive license in the United States and the nonexclusive license outside of the United States to make, have made, use, and/or sell Raztek Liquid Egg Technology and New Technology.

Notwithstanding the grant of the exclusive U.S. license to the Licensee, the Licensor and the Licensee agree that the Licensor shall continue to possess the right to sublicense the right to make, have made, use, and/or sell Raztek Liquid Egg Technology and New Technology within the United States for so long as the Licensee's interest as a limited partner in the Licensor has not been assigned to a person who is admitted as a substituted limited partner in the Licensor in place of the Licensee.

        Section 2.2. The grant of the license in Section 2.1 shall be effective as to the Licensee as of the date of this Agreement and shall be effective as to any Affiliates of the Licensee as of the date each such Affiliate consents in writing to be bound by the terms of this Sublicense Agreement.

        Section 2.3. The Licensee and the Affiliates of the Licensee shall have the option to discontinue the exclusive license in the United States granted in
Section 2.1 and convert it into a nonexclusive license in the United States. This option must be exercised in writing signed by the Licensee and Affiliates of the Licensee and delivered to the place of business of the Licensor, with a copy delivered by telefax and by first class mail to Raztek, at least twelve
(12) months prior to the date that discontinuation of the exclusive license is to become effective.

                            Article III - Royalties

         Section 3.1. During any period that the Licensee and the Affiliates of the Licensee retain exclusive license rights in the United States, the Licensee shall pay the Licensor for the rights granted to said Licensee and Affiliates with respect to both the Raztek Liquid Egg Technology and the New Technology __*__ the Affiliates of the Licensee shall pay the Licensor for the rights granted to said Licensee and Affiliates with respect to both the Raztek Liquid Egg Technology and the New Technology an amount equal to __*__ processed with the use of the Raztek Liquid Egg Technology. Royalties shall be paid on a monthly basis at, generally, a minimum rate of __*__ to reflect the minimum royalty of __*__ by the Licensee over a 12 month period. Any royalty payment based on __*__ shall be paid within thirty (30) days of the end of

__*__ Confidentiality requested for this portion.

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the month in which such gross income was earned under the accrual method of accounting. Notwithstanding the requirement that minimum royalties generally be paid at the rate of __*__, the Licensor and Licensee agree that all minimum royalties for a 12 month period shall be completely creditable against royalties paid by the Licensee for such 12 month period based on __*__, but only for such 12 month period.

         Section 3.2. During any period that the Licensee and the Affiliates of the Licensee have discontinued, in accordance with Section 2.2 above, exclusive license rights in the United states, the Licensee shall pay the Licensor for the rights granted to said Licensee and Affiliates with respect to both the Raztek Liquid Egg Technology and the New Technology __*__ with the use of the Raztek Liquid Egg Technology or (b) __*__ the Affiliates of the Licensee shall pay the Licensor for the rights granted to said Licensee and Affiliates with respect to both the Raztek Liquid Egg Technology and the New Technology an amount equal to __*__ with the use of the Raztek Liquid Egg Technology. Royalties shall be paid on a monthly basis at, generally, __*__. Any royalty payment based on __*__ shall be paid within thirty (30) days of the end of the month in which such gross income was earned under the accrual method of accounting. Notwithstanding the requirement that minimum royalties generally be paid at the __*__ the Licensor and Licensee agree that all minimum royalties for a 12 month period shall be completely creditable against royalties paid by the Licensee for such 12 month period based __*__, but only for such 12 month period.

         Section 3.3. The Licensee and the Affiliates of the Licensee shall pay the Licensor __*__. Any royalty payment based __*__ shall be paid within thirty
(30) days of the end of the month in which such gross income was earned under the accrual method of accounting. The Licensor and Licensee agree that minimum royalties for a 12 month period payable pursuant to Section 3.1 or Section 3.2, as the case may be, shall also be completely creditable against royalties paid by the Licensee for such 12 month period based __*__, but only for such 12 month period and only to the extent that

__*__ Confidentiality requested for this portion.

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such minimum royalties have not been credited against gross income royalties under Section 3.1 or Section 3.2 or as the case may be.

         Section 3.4. The Licensor may, from time to time, within __*__ in which a royalty payment under this Article III was due, audit the records of relevant transactions for such month(s), at the Licensor's expense. If, upon performing such audit, it is determined that the Licensee and the Affiliates of the Licensee have underpaid the Licensor by __*__ due the Licensor in the period being audited, the Licensee will bear all reasonable expenses and costs of such audit in addition to the obligation to make full payment. In all other cases, the Licensor will bear the cost of such audit; provided, however, that in all cases in which an audit identifies any underpayment by the Licensee and/or Affiliates of the Licensee to the Licensor, the Licensor shall be promptly paid the full amount of any such underpayment, together with interest on all overdue amounts __*__.

                            Article IV - Termination

        Section 4.1. The Licensor has the right to terminate this Sublicense Agreement if the Licensee and the Affiliates of the Licensee fail to make the royalty payments required by Article III. However, prior to termination, the Licensor will provide the Licensee with a written notice, with a copy delivered by telefax and first class mail to Raztek, which will state, with particularity, the grounds for termination. Thereafter, the Licensee and the Affiliates of the Licensee shall have a period of thirty (30) days from the date of receipt of the written notice in which to cure any deficiencies or make any necessary payments. If the Licensee and the Affiliates of the Licensee take such action within such thirty-day period, the Sublicense Agreement will continue in force.

        Section 4.2. The Licensee has the right to terminate this Sublicense Agreement by written notice for any reason or no reason. The written notice terminating this Sublicense Agreement must be signed by the Licensee and Affiliates of the Licensee and delivered to the place of business of the Licensor, with a copy delivered by telefax and by first class mail to Raztek, at least twelve (12)

__*__ Confidentiality requested for this portion.

months prior to the date that termination is to become effective (which "date of termination" must be specified in the written notice).

            Section 4.3. This Sublicense Agreement shall also automatically terminate in the event that the Licensor dissolves as a result of an event of dissolution specified in Section 19.2(c) or (d) of the Partnership Agreement. The "date of termination" under this Section 4.3 shall be effective as of the date of dissolution of the Licensor pursuant to Section 19.2(c) or (d) of the Partnership Agreement.

            Section 4.4. In the event of termination, all of the rights of the Licensee and Affiliates of the Licensee to the Raztek Liquid Egg Technology and the New Technology will terminate as of the date of termination. However, the Licensee and Affiliates of the Licensee shall remain liable for payment of royalties accrued to the date of dissolution.

                                   ARTICLE V

                                 CONFIDENTIALITY

            Section 5.1. Except as provided in Section 5.3, the Licensor, Licensee, and Affiliates of Licensee mutually agree to maintain in confidence and not to use any Confidential Information of any other party which is received during the course of this Agreement. The Licensor's Confidential Information is the Raztek Liquid Egg Technology, the New Technology, and any other information marked as confidential. The Confidential Information of the Licensee and Affiliates of the Licensee is any information marked confidential.

            Section 5.2. All parties agree not to use any of the other parties Confidential Information except in furtherance of this Sublicense Agreement. Furtherance of this Sublicense Agreement includes the validation of products and/or procedures to any appropriate agency of the United States Federal Government, or any state or foreign government, and contracting with vendors or consultants on various matters in connection with any of the transactions contemplated by this Agreement.

            Section 5.3. Confidential Information will not include information which:


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                   (a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available to the public;

                   (b) can be shown by written records to have been acquired by the receiving party before receiving such information from the disclosing party and without restriction as to use or disclosure;

                   (c) is hereafter rightfully furnished to the receiving party by a third party, without restriction as to use or disclosure;

                   (d) is information which the receiving party can document was independently developed by the receiving party;

                   (e) is required to be disclosed pursuant to law, provided the receiving party uses reasonable efforts to avoid disclosure; or

                   (f) is disclosed with the prior written consent of the disclosing party.

            Section 5.4. The obligations of confidentiality in this Article V shall survive the termination of this Sublicense Agreement.



                                   ARTICLE VI

                                  MISCELLANEOUS

            Section 6.1. This Agreement (together with those provisions of the Partnership Agreement incorporated herein by reference) constitutes the entire agreement among the parties. It supersedes any prior agreement or understandings among them, and it may not be modified or amended in any manner other than in writing signed by the Licensor and the Licensee.

            Section 6.2. This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of New Jersey.

            Section 6.3. Except as herein otherwise specifically provided, this Sublicense Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, heirs, administrators, executors, successors and assigns.

            Section 6.4. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

            Section 6.5. Captions contained in this Sublicense Agreement are inserted only as a matter of convenience and in no way define, limit, or extend the scope or intent of this Agreement or any provision hereof.

            Section 6.6. If any provision of this Agreement or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

            Section 6.7. This Sublicense Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. In addition, this Agreement may contain more than one counterpart of the signature page, and this Agreement may be executed by the affixing of the signatures of each of the Partners to one of such counterpart signature pages; all of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

         IN WITNESS WHEREOF, the undersigned have executed this Sublicense Agreement on the 31 day of December, 1993, intending it to be effective as of such date.

                                        LICENSOR:

                                        R & P Liquid Egg Technology
                                          Limited Partnership

                                        By: Papetti Electroheating
                                                Corporation,
                                            Its General Partner

                                        By: /s/ Stephen Papetti
                                            Stephen Papetti, President

                                        LICENSEE:

                                        Papetti Hygrade Egg
                                          Products, Inc.

                                        By: /s/ Arthur Papetti
                                            Arthur Papetti, President